UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

GARDNER DENVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13215	76-0419383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Liberty Ridge Drive, Suite 3000 Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

(610) 249-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 15, 2011, Gardner Denver, Inc. (the “Company”), by and through its wholly-owned subsidiary Gardner Denver S.r.l., a limited liability company incorporated under the laws of Italy (“Gardner Denver S.r.l.”), completed its previously-announced acquisition of 100% of the outstanding shares of Robuschi S.p.A. (“Robuschi”). The terms of the acquisition place the total transaction value at approximately €152 million ($200 million). The acquisition was funded by utilizing the Company’s credit facility dated September 19, 2008 by and between the Company and a syndicate of lenders, as recently amended.

Robuschi, based in Parma, Italy, is a leading European-based producer of blowers, pumps and compressor packages for use in high value added end markets including water and wastewater treatment. Robuschi’s primary production facilities are located in Parma, Italy. Robuschi also operates production facilities in Noceto, Italy and Sao Paulo, Brazil, as well as a leased workshop in Shanghai, China.

The Company effected the acquisition of Robuschi pursuant to a sale and purchase agreement dated October 6, 2011 by and among Gardner Denver S.rl. and Aksia Capital III, Siusi S.p.A., Sergio Ghisleni, Antonio Robuschi, Paolo Urbanis, Ugo Remitti, Christian Spallanzani, Luca Barioni, Paolo Cavatorta and Paolo Dalla Giacoma (collectively, the “Shareholders”), who collectively held 100% of the outstanding stock of Robuschi prior to the acquisition. A copy of the sale and purchase agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 19, 2011, the Company issued a press release announcing that it had completed its acquisition of 100% of the outstanding shares of Robuschi. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

2.1*	Sale and Purchase Agreement between Gardner Denver S.r.l. and the Shareholders, dated October 6, 2011

99.1	Gardner Denver, Inc. Press Release dated December 19, 2011

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks [*].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.

Date: December 21, 2011	By:	/s/ Brent A. Walters
Brent A. Walters
Vice President, General Counsel, Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Sale and Purchase Agreement between Gardner Denver S.r.l. and the Shareholders, dated October 6, 2011

99.1	Gardner Denver, Inc. Press Release dated December 19, 2011

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks [*].